EXHIBIT 1.01

                SOUTHERN CALIFORNIA WATER COMPANY

                           $60,000,000

                   Medium-Term Notes, Series C

                     Distribution Agreement



                                                 January 19, 1999
A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019


Ladies and Gentlemen:

          Southern California Water Company, a California corporation (the "Company"), proposes to issue and sell from time to time up to $60,000,000 aggregate principal amount of its Medium-Term Notes, Series C (the "Notes"), and agrees with A.G. Edwards & Sons, Inc. and PaineWebber Incorporated (each individually, an "Agent" and collectively, the "Agents") as set forth in this Agreement.

          Subject to the terms and conditions stated herein, the Company hereby (i) appoints each of the Agents as an agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Notes directly to an Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

          The Notes will be issued under an Indenture, dated as of September 1, 1993 (the "Indenture"), between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as Trustee (the "Trustee"). The Notes shall have the maturities, annual interest rates and other terms set forth in the Prospectus referred to below as it may be amended or supplemented in relation to the Notes from time to time. The Notes will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with (i) the Indenture, (ii) the Administrative Procedures attached hereto as Annex II, as they may be amended from time to time by written agreement among the Agents and the Company (the "Procedures"), and (iii) if applicable, a Terms Agreement.

          1.   Representations and Warranties of the Company.
The Company represents and warrants to, and agrees with, each Agent that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"); the registration statement on Form S-3 (Registration No. 333-68201) in respect of $60,000,000 aggregate amount of securities has been filed with the Securities and Exchange Commission (the "Commission"); the registration statement and any post-effective amendment thereto, in the form heretofore delivered or to be delivered to the Agents, excluding exhibits to such registration statement but including all documents incorporated by reference in the prospectus included therein, has been declared effective by the Commission in such form and meets the requirements of paragraph (a)(1)(ix) or (a)(1)(x) of Rule 415 under the Act and complies in all other material respects with said Rule; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. For purposes of this Agreement, any preliminary prospectus relating to the Notes omitting information of the kind described in Rule 430 under the Act and furnished by the Company for use by the Agents (including a preliminary prospectus supplement to the Prospectus hereinafter referred to) is hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding the Statement of Eligibility on Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, is hereinafter collectively called the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference (or the applicable portions thereof if incorporated only in part) therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference (or the applicable portions thereof if incorporated only in part); and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented in relation to Notes sold pursuant to this Agreement, in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference (or the applicable portions thereof if incorporated only in part) therein as of the date of such filing.

(b) The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, when read together with the other information in or incorporated by reference in the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in or incorporated by reference in the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Notes.

(c) As of the applicable effective date of the Registration Statement and each time thereafter at which any amendment to the Registration Statement becomes effective or any Annual Report on Form 10-K is filed by the Company with the Commission and as of the applicable filing date under Rule 424(b) under the Act of the Prospectus and any amendment or supplement thereto, (i) the Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder, (ii) the Registration Statement does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Registration Statement or the Prospectus as amended or supplemented to relate to a particular issuance of Notes.

(d) The Company has an authorized capitalization as set forth for it in the Prospectus, and all the outstanding Common Shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of any preemptive or similar rights; and the capital stock of the Company conforms, in all material respects, to the description thereof in the Registration Statement and the Prospectus.

(e) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is not required to be qualified as a foreign corporation for the transaction of business under the laws of any jurisdictions in which the consequences of a failure to qualify, individually or in the aggregate, would have a material adverse effect on the business of the Company.

(f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company, or to which the Company or any of its properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act, as applicable.

(g) The Company is not in violation of its articles of incorporation or by-laws and has complied, in all respects material to the Company, with any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any decree applicable to the Company of any court or governmental agency or body having jurisdiction over the Company, and is not in default in any material respect in the performance of any obligation, agreement or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material agreement, lease or other instrument to which the Company is a party or by which its properties are bound.

(h) Neither the solicitation of offers to purchase the Notes, the issue and sale of the Notes, nor the execution or consummation by the Company of this Agreement, any Terms Agreement or the Indenture (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official on the part of the Company (except (a) authorizations and orders of the Public Utilities Commission of the State of California, which have been obtained, are in full force and effect and are sufficient to authorize the transactions contemplated hereby and (b) such as may be required for compliance with the securities or Blue Sky laws of various jurisdictions) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the articles of incorporation or bylaws of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject.

(i) The accountants, Arthur Andersen LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

(j) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto for use in connection with an offering of the Notes), present fairly the financial position, results of operations and cash flows of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto for use in connection with the offering of the Notes) are accurately presented and to the extent derived therefrom prepared on a basis consistent with such financial statements and the books and records of the Company.

(k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws, and except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles.

(l) The Notes have been duly authorized, and, when issued and delivered pursuant to the Indenture and this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company issued pursuant to the Indenture enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and the Indenture conforms and the Notes of any particular issuance of Notes will conform, in all material respects, to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Notes.

(m) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto for use in connection with an offering of the Notes), subsequent to the respective dates as of which such information is given in the Prospectus (or any amendment or supplement thereto for use in connection with an offering of the Notes), the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case other than in the ordinary course of business, that is material to the Company, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any material adverse change, or any development involving, or which would reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company.

(n) The Company has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and except for liens claims, security interests or other encumbrances that do not, individually or in the aggregate, have a material adverse effect on the business of the Company; and all the property described in the Prospectus as being held under lease by the Company is held by it under valid, subsisting and enforceable leases except in any respect that would not, individually or in the aggregate, have a material adverse effect on the business of the Company.

(o) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business, in all material respects, in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company has fulfilled and performed all its obligations with respect to such permits where the failure to fulfill or perform would have a material adverse effect on the business of the Company and has no knowledge of the occurrence of any event which, pursuant to the terms thereof, allows, or after notice or lapse of time would allow, the early revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus.

(p) No holder of any security of the Company has any right to require registration of any security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

(q) Immediately after the settlement of any sale of Notes by the Company resulting from solicitation by an Agent hereunder and immediately after any Time of Delivery relating to a sale under a Terms Agreement, the aggregate amount of Notes which shall have been issued and sold by the Company hereunder (when taken together with any other securities the issuance of which was covered by the Registration Statement) or under any Terms Agreement will not exceed the amount of securities registered under the Registration Statement.

          2. Appointment of Agents; Solicitation by the Agents of Offers to Purchase; Sales of Notes to a Purchaser.

(a) Subject to the terms and conditions set forth herein, the Company hereby authorizes each of the Agents to act as its agent to solicit offers for the purchase of all or part of the Notes from the Company. The Company may appoint additional agents in connection with the offering of the Notes; provided that (i) the Company promptly notifies each Agent of such appointment and (ii) such additional agent enters into an agreement with the Company making such agent an Agent under this Agreement or enters into an agreement with the Company on terms which are substantially similar to those contained in this Agreement, which agreement shall include appropriate changes to reflect the arrangements between the Company and such additional agent.

          On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each Agent hereby agrees, as agent of the Company, to use its reasonable efforts when requested by the Company to solicit and receive offers to purchase the Notes from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. The Agents may sell to or through dealers who may resell to investors. Each Agent may pay all or part of its discount or commission to such dealers.

          The Company reserves the right, in its sole discretion, to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Notes. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised it that such solicitation may be resumed.

          At the time of delivery of, and payment for, any Notes sold by the Company as a result of a solicitation made by, or offer to purchase received by, an Agent, the Company agrees to pay such Agent a commission in an amount equal to the following percentage of the principal amount of such Notes sold:


                                            Commission
                                            (percentage of aggregate
Range of maturities                         principal amount of Notes sold)

From less than 1 year                                   .125%
From 1 year to less than 18 months                      .150%
From 18 months to less than 2 years                     .200%
From 2 years to less than 3 years                       .250%
From 3 years to less than 4 years                       .350%
From 4 years to less than 5 years                       .450%
From 5 years to less than 6 years                       .500%
From 6 years to less than 7 years                       .550%
From 7 years to less than 10 years                      .600%
From 10 years to less than 15 years                     .625%
From 15 years to less than 20 years                     .700%
From 20 years up to and including 30 years              .750%


         Subject to the provisions of this Section and to the Procedures, offers for the purchase of Notes may be solicited by each Agent as an agent of the Company at such time and in such amounts as each Agent deems advisable. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as Agent other than those rejected by such Agent. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer received by it to purchase Notes, as a whole or in part, and any such rejection by it shall not be deemed a breach of its agreements contained herein.

(b) Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by the applicable Agent. The commitment of an Agent to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Notes, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Notes and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
  Section 4 hereof.

          For each sale of Notes to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(a) hereof and in accordance with the schedule set forth therein.

(c) Procedural details relating to the issue and delivery of Notes, the solicitation of offers to purchase, and purchases by an Agent as principal of, Notes, and the payment in each case therefor shall be as set forth in the Procedures. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedures. The Company will furnish to the Trustee a copy of the Procedures as from time to time in effect.

          3. Commencement Date. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date
(as defined below) shall be delivered at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, at 10:00 a.m., local time at the place of such delivery, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

          4. Covenants of the Company. The Company covenants and agrees with the Agents:

(a) To prepare the Prospectus, as amended and supplemented, in a form approved by the Agents and (i) except with respect to Pricing Supplements filed as contemplated by subsection (d), below, to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the acceptance of an offer to purchase a Note (as described in the Procedures pursuant to Section 2(c) of this Agreement) or (ii) to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement relating to the Purchased Notes (as defined therein); to make no amendment to the Registration Statement or amendment or supplement to the Prospectus for use in connection with any offering or sale of the Notes between the date of this Agreement and the Commencement Date which shall be disapproved by either Agent promptly after reasonable notice thereof or after the date of any Terms Agreement or other agreement by an Agent to purchase Notes as principal and prior to the related Time of Delivery which shall be disapproved by the purchasing Agent promptly after reasonable notice thereof, which approval in any event shall not be unreasonably withheld or delayed (or, if only one Agent participates in the transaction relating thereto, such Agent); to make no such amendment or supplement at any other time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, and during such same period to advise each Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus relating to the Notes or any amended Prospectus for use in connection with any offering or sale of the Notes has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Notes, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment of the Registration Statement or the amendment or supplement of the Prospectus in connection with any offering or sale of the Notes or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification during such same period, to use promptly its best efforts to obtain its withdrawal.

(b) Promptly from time to time to take such action as the Agents may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions of the United States as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Notes; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(c) To furnish each Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each time amended or supplemented in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Notes (including Notes purchased from the Company by an Agent as principal) and if at such time any event shall have occurred as a result of which, in the reasonable opinion of Cahill Gordon & Reindel, counsel to the Agents ("Counsel to the Agents"), or O'Melveny & Myers LLP, counsel to the Company ("Counsel to the Company"), the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any reason it shall be necessary, in the reasonable opinion of Counsel to the Agents or Counsel to the Company, during such same period to amend or supplement the Prospectus in relation to any offering or sale of the Notes or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify each Agent and request each Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Notes from the Company and, if so notified, the Agents shall cease such solicitations as soon as practicable, but in any event not later than one business day later; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus for use in connection with any offering or sale of the Notes as then amended or supplemented, to so advise each Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period an Agent continues to own Notes purchased from the Company by such Agent as principal, the Company shall promptly prepare and file with the Commission such an amendment or supplement.

(d) The Company will prepare, with respect to any Notes to be sold through or to an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by such Agent and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

(e) Except as otherwise provided in subsection (n) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year (or, if no such release is made by the Company, on the date such information becomes available), the Company shall furnish such information to each Agent, confirmed in writing, and shall include such financial information and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary in order to make the statements therein not misleading, in each Pricing Supplement issued after such date and prior to the date such information is included in a document filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(f) To make generally available to its security holders an earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which earning statement shall satisfy the provisions of Section 11(a) of the Act.

(g) So long as any Notes are outstanding, to deliver to each Agent as soon as they are available, copies of any reports and financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company is listed.

(h) That, from the date of any Terms Agreement and continuing to and including the earlier of (i) the termination of the trading restrictions for the Notes purchased thereunder, as notified to the Company by the Agent purchasing Notes pursuant to such Terms Agreement and (ii) the related Time of Delivery, the Company will not, without the prior written consent of the purchasing Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than nine months after such Time of Delivery and which are substantially similar to the Notes.

(i) That each acceptance by the Company of an offer to purchase Notes hereunder, and each execution and delivery by the Company of a Terms Agreement with an Agent, shall be deemed to be an affirmation that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Notes).

(j) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent) and each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than an underwriting agreement or form of certificate for a Note relating to the sale of Notes otherwise than through or to an Agent), and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of any opinion or opinions by Counsel to the Agents, as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish such counsel such papers and information as they may reasonably request to enable them to furnish to the applicable Agent or Agents the opinion or opinions referred to in
  Section 6(b) hereof.

(k) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent), so long as sales of Notes have not been then suspended or terminated, hereunder, each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than an underwriting agreement or form of certificate for a Note relating to the sale of Notes otherwise than through or to an Agent), and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion under this Section 4(k) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the applicable Agent or Agents a written opinion of Counsel to the Company, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent or Agents, in each case to the effect that such Agent or Agents may rely on the opinion referred to in Section 6(c) hereof which was last furnished to such Agent or Agents to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in the next to last paragraph thereof shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

(l) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's financial statements or accounting records, and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of a letter under this Section 4(l) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish the applicable Agent or Agents a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent or Agents, of the same tenor as the letter referred to in
  Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent or Agents.

(m) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, manner of determining interest rates, interest payment dates, or maturities of the Notes or a supplement to the Prospectus relating to the sale of Notes otherwise than through or to an Agent), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than an underwriting agreement or form of certificate for a Note relating to the sale of Notes otherwise than through or to an Agent), and each time the Company sells Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(m) as a condition to the purchase of Notes pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to the applicable Agent or Agents a certificate or certificates of the Company, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed on its behalf by such officers of the Company as shall be satisfactory to such Agent or Agents, to the effect that the statements contained in the certificate or certificates referred to in Section 6(g) hereof as last furnished to such Agent or Agents are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date.

(n) The Company shall not be required to comply with the provisions of Section 4(e) with respect to a particular Agent during any period from the time (i) such Agent shall have suspended solicitations of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) such Agent shall not then hold any Notes as principal purchased pursuant to a Terms Agreement, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with such Agent.

          5. Expenses. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof in quantities as herein stated above; (ii) the fees and expenses of Counsel to the Agents in connection with the establishment of the program contemplated hereby and the transactions contemplated hereunder; (iii) the reasonable out-of-pocket expenses of each Agent; (iv) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Indenture (including any supplement thereto or resolutions thereunder), any Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (v) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and reasonable disbursements of Counsel to the Agents in connection with such qualification and in connection with the Blue Sky Memorandum; (vi) any fees charged by securities rating services for rating the Notes; (vii) the cost of preparing, printing, issuing and delivering the Notes and any costs relating to the use of book-entry notes; (viii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the reasonable fees and disbursements of counsel for the Trustee or such agent in connection with any Indenture and the Notes; and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section 5 and Section 9 hereof, each Agent will pay all other costs and expenses it incurs.

          6. Conditions to the Obligations of the Agents. The obligation of each Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Notes and the obligation of an Agent to purchase Notes as principal pursuant to any Terms Agreement shall in each case be subject to
(i) the condition that all the representations and warranties of the Company contained in this Agreement (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct (a) on and as of the Commencement Date and (b) on and as of any applicable date referred to in Section 4(j) that is after such Commencement Date and prior to such Solicitation Time or Time of Delivery, as the case may be, and (c) on and as of such Solicitation Time or Time of Delivery, as the case may be, and
(ii) the condition that the Company shall not have failed at or prior to such Solicitation Time or Time of Delivery, as the case may be, to have performed or complied in all material respects with any of its agreements herein and therein contained and required to be performed or complied with by it at or prior to such date and the following additional conditions:

(a) (i) With respect to any Notes sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with
  Section 4(a); (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Agent, threatened by the Commission; and (iii) any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Agents;

(b) Counsel to the Agents shall have furnished to the Agents (i) such opinion letter, dated the Commencement Date, with respect to the validity of the Indenture and the Notes, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Agents may reasonably request, and (ii) if and to the extent requested by an Agent, with respect to each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion letter, dated such applicable date, to the effect that the applicable Agent or Agents may rely on the opinion letter which was last furnished to such Agent or Agents pursuant to this Section 6(b) to the same extent as though it was dated the date of such letter authorizing reliance (except that the statements in such last opinion letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion letter, an opinion letter of the same tenor as the opinion letter referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Counsel to the Company, or other counsel for the Company satisfactory to the Agents, shall have furnished to the Agents their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to the Agents to the effect that:

(i) The Company has been duly incorporated, and is validly existing in good standing under the laws of the State of California, with corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectus (and any amendment or supplement thereto as used in connection with any offering or sale of the Notes), including the corporate power and corporate authority to function as a water and electric utility in the State of California;

(ii) The Company has authorized, issued and outstanding capital stock as set forth in the Prospectus; the outstanding Common Shares of the Company have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable;

(iii) The Registration Statement has been declared effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission; to such counsel's knowledge, there are no contracts or documents which are required by the Act to be described in the Registration Statement or the Prospectus, to be incorporated by reference therein, or to be filed as exhibits to the Registration Statement, which are not described, incorporated or filed as and to the extent required;

(iv) Except for the matters disclosed in, or incorporated by reference into, the Registration Statement, to such counsel's knowledge, there are no pending or threatened actions, suits, proceedings or investigations against the Company in any court or by or before any arbitrator or governmental agency or authority which are required by the Act to be disclosed therein;

(v) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

(vi) The Company's execution and delivery of the Notes, the Indenture, this Agreement and any applicable Terms Agreement, and the issuance and sale of the Notes thereunder as contemplated by the Prospectus do not (a) violate, breach, or result in a default (or an event which with notice or lapse of time or both would constitute a default or event of acceleration) under, any existing obligation of the Company under any agreement or instrument listed on an exhibit to the Company's most recent annual report on Form 10-K or any Form 10-Q or Form 8-K filed subsequent thereto, (b) breach or otherwise violate any existing obligation of the Company under any order, judgment or decree of any California or federal court or governmental authority binding on the Company and identified on a certificate of an officer of the Company, or (c) violate any California or federal statute or regulation that such counsel has, in the exercise of customary professional diligence, recognized as directly applicable to the Company or to transactions of the type contemplated by the Notes, the Indenture, this Agreement or any Terms Agreement, except that such counsel need not express an opinion regarding any federal securities laws, or Blue Sky or state securities laws or Section 9 of this Agreement, or (d) violate the Company's articles of incorporation or bylaws;

(vii) No order, consent, permit or approval of any California or federal governmental authority is required on the part of the Company for the issuance and sale of the Notes as contemplated by this Agreement, except: (a) such as have been obtained under the Act and the Trust Indenture Act, (b) the authorization of the California Public Utilities Commission, which remains in full force and effect, and, to the best of our knowledge, is not the subject of any pending or threatened application for rehearing or petition for modification, and (c) such as may be required under applicable Blue Sky or state securities laws;

(viii) The documents incorporated by reference in the Prospectus as of the date the Prospectus was filed with the Commission (other than the financial statements and schedules and other financial and statistical data contained therein or incorporated by reference therein, as to which no opinion is expressed), on the respective dates on which they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K, as the case may be, under the Exchange Act and the related rules and regulations in effect at the respective dates of their filing;

(ix) The Notes (in the form of specimens certified by the Company's Secretary and examined by such counsel) have been duly authorized by all necessary corporate action on the part of the Company and, when duly executed, and authenticated, and issued in accordance with the Indenture and upon payment for and delivery thereof in accordance with the terms hereof and any applicable Terms Agreement, constitute the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law;

(x) The Indenture has been duly authorized by all necessary corporate action on the part of the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law, and the Indenture has been duly qualified under the Trust Indenture Act; and

(xi)  The statements in the Prospectus under the caption
  Description of Notes, insofar as they summarize provisions of the Indenture or the Notes, fairly present the information required by Form S-3 and the Trust Indenture Act.

            Such counsel may state that in connection with its participation in the preparation of the Registration Statement and the Prospectus, such counsel has not independently verified the accuracy, completeness or fairness of the statements contained or incorporated therein, and the limitations inherent in the examination made by such counsel and the knowledge available to such counsel are such that such counsel is unable to assume, and does not assume, any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Registration Statement, the Prospectus or the Incorporated Documents (except as otherwise specifically stated in clauses (ii), (iii) and (xi) above). Such counsel also shall state that, however, on the basis of such counsel's review of the Registration Statement, the Prospectus and the Incorporated Documents and its participation in conferences in connection with the preparation of the Registration Statement and the Prospectus, such counsel does not believe that the Registration Statement, on the date it was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that such counsel does not believe that the Prospectus and the documents incorporated therein, considered as a whole on the date of the Prospectus and on a Closing Date with respect to a sale of the Notes, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel need express no opinion or belief as to any document filed by the Company under the Exchange Act, whether prior or subsequent to the effective date of the Registration Statement, except to the extent that any such document is an Incorporated Document read together with the Registration Statement or the Prospectus and considered as a whole, nor any opinion or belief as to the financial statements and other financial and statistical information included or incorporated by reference in the Registration Statement, the Prospectus or the Incorporated Documents.

          Such counsel shall also state that, subject to the foregoing, they also advise the Agents that, in such counsel's opinion, the Registration Statement and the Prospectus (except for the financial statements and other financial information included or incorporated by reference therein, as to which such counsel shall express no opinion) as of the effective date of the Registration Statement and as of the date the Prospectus with respect to a sale of the Notes, appeared on their face to comply in all material respects with the requirements as to form for registration statements on Form S-3 under the Act and the Trust Indenture Act and the related rules and regulations in effect at the date of filing.

          Such counsel's opinion shall be rendered in respect of the laws of the State of California and the federal law of the United States. Such counsel's opinion further may be limited to laws recognized by such counsel, through its representation of the Company, as being applicable to the Company and to the issuance and public sale of securities. For purposes of the limitation in clauses (iii) and (iv) above, such counsel's knowledge may be limited to the knowledge obtained by them in connection with matters to which they have given substantive attention as counsel for the Company, as determined from lawyers within the firm who have performed services for the Company within the prior twelve months.

(d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in
  Section 4(l) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Agents a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to the Agents, to the effect set forth in Annex III hereto;

(e) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company; and (iii) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the applicable Agent or Agents so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes from the Company or the purchase by the applicable Agent of Notes from the Company as principal, as the case may be;

(f) There shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York or California shall have been declared by either federal or state authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the applicable Agent or Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Terms Agreement, as the case may be; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or (v) any such "nationally recognized statistical rating organization" shall have publicly announced that it has under surveillance or review, with possible negative implications or direction not determined, its rating of any of the Company's debt securities; and

(g) The Company shall have furnished or caused to be furnished to the Agents certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(m) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to the Agents,
  (i) as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, (ii) as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, (iii) as to the matters set forth in subsections (a) and (e) of this Section 6, and (iv) as to such other matters as the Agents may reasonably request.

          7.   Right of Person Who Agreed To Purchase To Refuse To
Purchase.

(a) The Company agrees that any person who has agreed to purchase and pay for any Note, including an Agent purchasing as principal and any person who purchases pursuant to a solicitation by such Agent, shall have the right to refuse to purchase such
  Note if, at the Closing Date therefor, any condition set forth in
  Section 6 shall not be satisfied.

(b) The Company agrees that any person who has agreed to purchase and pay for any Note pursuant to a solicitation by an Agent shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Section 6(f) shall have occurred, the effect of which is so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Notes shall be substituted, for purposes of this Section 7(b), for the respective judgments referred to therein of the Agents with respect to certain matters referred to in such Section 6(f), and that under no circumstances shall the Agents have any duty or obligation to exercise the judgment permitted to be exercised under Section 6(f) on behalf of any such person).

          8. Delivery of and Payment for Notes Sold through the Agents. Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the applicable Agent shall promptly notify the Company and deliver the Note to the Company, and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by an Agent in the performance of its obligations hereunder, the Company will reimburse such Agent for its loss of the use of the funds for the period such funds were credited to the Company's account to the extent of any earnings thereon received by the Company.

          9.   Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Agent furnished in writing to the Company by or on behalf of an Agent expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) on account of any such loss, claim, damage, liability or expense arising from a purchase of the Notes if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to such Agent in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b) If any action, suit or proceeding shall be brought against any Agent or any person controlling any Agent in respect of which indemnity may be sought against the Company, such Agent or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Agent or such controlling person and the Company and such Agent or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Agent or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Agents and controlling persons not having actual or potential differing interests among themselves (the "Represented Group"), which firm shall be designated in writing by A.G. Edwards & Sons, Inc. and must be reasonably acceptable to the Company, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for the fees and expenses of separate counsel to Agents or controlling persons not included in the Represented Group nor for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with respect to information relating to such Agent furnished in writing by or on behalf of such Agent expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Agent pursuant to this paragraph (c), such Agent shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Agent's expense), and the Company, its directors, any such officer, and any such controlling person shall have the rights and duties given to the Agents by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Agents may otherwise have.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total net proceeds from the offering received by the Agents. The relative fault of the Company on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Agents on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by a pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the total price of the Notes purchased by or through it exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Agent's obligations to contribute pursuant to this Section 9 are several, in proportion to the amount of Notes which are the subject of the action and which were distributed to the public through such Agent bears to the total amount of such Notes distributed to the public through any other Agent, and not joint.

(f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.

          10. No Agent Liability for Failed Purchases. Each Agent, in soliciting offers to purchase Notes from the Company and in performing the other obligations of an Agent hereunder (other than in respect of any Terms Agreement), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company.

          11. Survival of Certain Provisions. The respective indemnities, agreements, representations, warranties and other statements by the Agents and the Company set forth in or made pursuant to this Agreement, shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

          12. Suspension or Termination. The provisions of this Agreement relating to the solicitation of offers to purchase Notes from the Company may be suspended or terminated at any time by the Company as to any Agent or, in the case of either Agent, by such Agent insofar as this Agreement relates to such Agent upon the giving of written notice of such suspension or termination to the other parties hereto. In the event of such suspension or termination, (x) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (y) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a) (with respect to solicitations made prior to such suspension or termination),
Section 4(h), Section 4(i), Section 5 (with respect to solicitations made prior to such suspension or termination),
Section 9, Section 10 and Section 11 are concerned.

13. Notices. Except as otherwise specifically provided herein or in the Procedures, all statements, requests, notices and advice hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to A.G. Edwards & Sons, Inc. shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to One North Jefferson, St. Louis, Missouri 63103, Facsimile Transmission No. (314) 289-5989, Attention: Karen Middleton, Debt Syndicate, if to PaineWebber Incorporated shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 1285 Avenue of the Americas, New York, New York 10019, Facsimile Transmission No. (212) 247-0371, Attention: David G. Zahka, First Vice President, and if to the Company shall be sufficient in all respects when delivered or sent by telex, facsimile transmission or registered mail to 630 East Foothill Boulevard, San Dimas, California 91773, Facsimile Transmission No. (909) 394-1382, Attention: Chief Financial Officer; with a copy to C. James Levin, Esq., O'Melveny & Myers, 400 South Hope Street, Los Angeles, California 90071, Facsimile Transmission No.
(213) 430-6407.

          14. Successors. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Company, and to the extent provided in Section 9,
Section 10 and Section 11 hereof, the officers and directors of the Company and any person who controls an Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Notes through or from an Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

          15. Time of the Essence. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

          16.  Applicable Law.  This Agreement and any Terms
Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          17.  Counterparts.  This Agreement and any Terms
Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, whereupon this letter and the acceptance by such of you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

                       Very truly yours,

                       SOUTHERN CALIFORNIA WATER COMPANY


                       By:
                          Name: McClellan Harris III
                          Title: Chief Financial Officer


Accepted in New York, New York,
as of the date hereof:

A. G. EDWARDS & SONS, INC.


By:
   Name: Karen Clay-Middleton
   Title: Vice-President


PAINEWEBBER INCORPORATED


By:
   Name: Tim Laslavic
   Title: Managing Director

                                                       ANNEX I

                SOUTHERN CALIFORNIA WATER COMPANY

                   Medium-Term Notes, Series C

                         TERMS AGREEMENT

                                        __________ __, ____


A. G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019


Ladies and Gentlemen:

          Southern California Water Company (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January 19, 1999 (the "Distribution Agreement"), among the Company, A.G. Edwards & Sons, Inc. and PaineWebber Incorporated, to issue and sell to ______________________ ("Purchaser") the notes specified in the attached Schedule hereto (the "Purchased Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by an Agent, as agent of the Company, of offers to purchase notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase notes from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Notes.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Note, in the form heretofore delivered to you is now proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company the Purchased Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter, including those provisions of the Distribution
Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.


                                   Very truly yours,

                                   SOUTHERN CALIFORNIA WATER
                                        COMPANY



                                   By:
                                      Name:
                                      Title:

Accepted:


A.G. EDWARDS & SONS, INC.



By:
   Name:
   Title:

PAINEWEBBER INCORPORATED



By:
   Name:
   Title:

                                           Schedule to Annex I



Title of Purchased Notes:

     Medium-Term Notes, Series C ("Purchased Notes")


Aggregate Principal Amount:

     $__________

[Price to Public:]


Purchase Price by Purchaser:

     _____% of the principal amount of the Purchased Notes, plus accrued interest from ________________ to _______________.

Method of and Specified Funds for Payment of Purchase Price:

     By wire transfer to a bank account specified by the Company in immediately available funds.

Indenture:

     Indenture, dated as of September 1, 1993, between the Company and Chase Manhattan Bank and Trust Company, National
     Association (formerly Chemical Trust Company of California), as Trustee.

Time of Delivery:

Closing Location:


Maturity:

Interest Rate:

     [_______%]


Interest Payment Dates:

     June 1 and December 1.

Record Dates:

     May 15 and November 15.

Redemption Dates:


Documents to be Delivered:

     The following documents referred to in the Distribution
     Agreement shall be delivered as a condition to the Closing:

     [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(j).]

     [(2) The opinion or opinions of counsel to the Company referred to in Section 4(k).]

     [(3) The accountants' letter referred to in Section 4(l).]

     [(4) The officers' certificate referred to in Section 4(m).]

Syndicate Provisions:

        [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with Purchaser.]

                                                         ANNEX II


                 MEDIUM-TERM NOTE ADMINISTRATIVE
                 PROCEDURE FOR FIXED RATE NOTES
                  (Dated as of _______, _____)

          Medium-Term Notes, Series C (the "Notes") in the aggregate principal amount of up to U.S. $60,000,000 are to be offered on a continuing basis by Southern California Water Company (the "Company") through A.G. Edwards & Sons, Inc. and PaineWebber Incorporated, who, as agents (individually, an "Agent" and collectively, the "Agents"), have each agreed to use their reasonable efforts to solicit offers to purchase the Notes from the Company. The Agents may also purchase Notes as principal for resale.

          The Notes are being sold pursuant to a Distribution Agreement among the Company and the Agents, dated as of January 19, 1999 (the "Distribution Agreement"). The Notes will be issued pursuant to an Indenture (the "Indenture"), dated as of September 1, 1993, between the Company and Chase Manhattan Bank and Trust Company, National Association (formerly Chemical Trust Company of California), as trustee (the "Trustee"). A Registration Statement (the "Registration Statement") with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent Prospectus included in the Registration Statement is herein referred to as the "Prospectus" (which term includes all applicable supplements thereto other than Pricing Supplements). The most recent supplement to the Prospectus with respect to the specific terms of the Notes is herein referred to as the "Pricing Supplement."

          The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form delivered to the purchaser thereof or a person designated by such purchaser. Except in the limited circumstances described in the Prospectus, owners of beneficial interests in Notes issued in book-entry form will not be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                  PART I: PROCEDURES OF GENERAL
                          APPLICABILITY

Date of Issuance/    Each Note will be dated as of the date of
Authentication:      its authentication by the Trustee.  Each
                     Note shall also bear an original issue
                     date (the "Original Issue Date").  The
                     Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities           Each Note will mature on a date selected
                     by the purchaser and agreed to by the
                     Company which is not less than nine
                     months nor more than thirty years from
                     its Original Issue Date.

Registration:        Notes will be issued only in fully
                     registered form.

Calculation of       Interest (including payments for partial
Interest:            periods) will be calculated and paid on
                     the basis of a 360-day year of twelve 30-day months.

Acceptance and       The Company shall have the sole right to
Rejection of         accept offers to purchase Notes from the
Offers:              Company and may reject any such offer in
                     whole or in part.  Each Agent shall
                     communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it. Each Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes through it in whole or in part.

Preparation of       If any offer to purchase a Note is
Pricing              accepted by the Company, the Company,
Supplement:          with the approval of the applicable
                     Agent, will prepare a Pricing Supplement reflecting the terms of such Note and file electronically via EDGAR a Pricing
                     Supplement relating to the Notes and the plan of distribution thereof with the Commission in accordance with Rule 424 under the Act. Such Agent will cause a Pricing Supplement and a Prospectus to be delivered to the purchaser of the Note.

                     The Company shall have delivered a
                     completed Pricing Supplement, via next
                     day mail or telecopy, to arrive no later than 11 a.m. on the Business Day following the trade date, to the applicable Agent at the following address:

                     If to A. G. Edwards & Sons, Inc.

                         A. G. Edwards & Sons, Inc.
                         One North Jefferson
                         St. Louis, Missouri 63103
                         Attention: Debt Syndicate/Karen
                                    Middleton
                         Telephone: (314) 289-5800
                         Telecopy: (314) 289-5989

                     If to PaineWebber Incorporated:

                         PaineWebber Incorporated
                         1285 Avenue of the Americas
                         New York, New York 10019
                         Attention: David G. Zahka,
                                    First Vice President
                         Telephone: (212) 713-2960
                         Telecopy: (212) 247-0371


                     In each instance that a Pricing
                     Supplement is prepared, the applicable
                     Agent will affix the Pricing Supplement
                     to Prospectuses prior to their use.
                     Outdated Pricing Supplements, and the
                     Prospectuses to which they are attached
                     (other than those retained for files)
                     will be destroyed.

Settlement:          The receipt of immediately available
                     funds by the Company in payment for a
                     Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled from one to three Business Days, or at a time as the purchaser, the Trustee and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement
                     Procedures" with respect to Book-Entry
                     Notes and Certificated Notes,
                     respectively.  If procedures A and B of
                     the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement
                     Procedures Timetable," such offer shall
                     not be settled until the Business Day
                     following the completion of settlement
                     procedures A and B or such later date as the purchaser and the Company shall agree.

                     In the event of a purchase of Notes by an Agent as principal, appropriate settlement details will be as agreed between such Agent and the Company pursuant to the applicable Terms
                     Agreement.

Procedure for        When a decision has been reached to
Changing Rates or    change the interest rate or any other
Other Variable       variable term on any Notes being offered
Terms:               for sale, the Company will promptly
                     advise the Agents and the Agents will
                     forthwith suspend solicitation of
                     offers to purchase such Notes.  Each
                     Agent will telephone the Company with
                     recommendations as to the changed
                     interest rates or other variable terms.
                     At such time as the Company advises the
                     Agents of the new interest rates or other variable terms, the Agents may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded.
                     Immediately after acceptance by the
                     Company of an offer to purchase at a new interest rate or new variable term, the Company, the Agents and the Trustee shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of        The Company may suspend solicitation of
Solicitation;        purchases at any time.  Upon receipt of
Amendment or         such instructions the Agents will each
Supplement:          forthwith suspend solicitation of offers
                     to purchase from the Company until such
                     time as the Company has advised it that
                     solicitation of offers to purchase may be resumed. If the Company decides to amend the Registration Statement (including incorporating any documents by reference therein) or supplement any of such documents (other than to change rates or other variable terms), it will promptly furnish each Agent and its counsel with copies of the amendment (including any document proposed to be incorporated by reference therein) or supplement. One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to each Agent at the following addresses:


                     A.G. Edwards & Sons, Inc.
                     One North Jefferson
                     St. Louis, Missouri 63103
                     Attention: Debt Syndicate/Karen Middleton
                     Telecopy: (314) 289-5989


                     PaineWebber Incorporated
                     1285 Avenue of the Americas
                     New York, New York 10019
                     Attention: David G. Zahka,
                                First Vice President
                     Telecopy: (212) 247-0371


                     In the event that at the time the
                     solicitation of offers to purchase from
                     the Company is suspended (other than to
                     change interest rates or other variable
                     terms) there shall be any orders
                     outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of          A copy of the most recent Prospectus and
Prospectus:          Pricing Supplement must accompany or
                     precede the earlier of (a) the written
                     confirmation of a sale sent to a customer or the agent of such customer, and (b) the delivery of Notes to a customer or the agent of such customer.

Authenticity of      The Agents will have no obligations or
Signatures:          liability to the Company or the Trustee
                     in respect of the authenticity of the
                     signature of any officer, employee or
                     agent of the Company or the Trustee on
                     any Note.

Documents            The Company shall supply the Agents with
Incorporated by      an adequate supply of all documents
Reference:           incorporated by reference in the
                     Registration Statement.

Business Day:        "Business Day" means any day, other than
                     a Saturday or Sunday, on which banks in
                     The City of New York, are not required or authorized by law to close.


              PART II: PROCEDURES FOR NOTES ISSUED
                       IN BOOK-ENTRY FORM

          In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of December 8, 1998, and a Medium-Term Note Certificate Agreement between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:           All Fixed Rate Notes issued in book-
                    entry form having the same Original
                    Issue Date, redemption provisions,
                    interest payment dates, interest
                    rate, and Stated Maturity
                    (collectively, the "Fixed Rate
                    Terms") will be represented initially
                    by a single global security in fully
                    registered form without coupons
                    (each, a "Book-Entry Note").

                    Each Book-Entry Note will be dated
                    and issued as of the date of its
                    authentication by the Trustee.  Each
                    Book-Entry Note will bear an Interest
                    Accrual Date, which will be (a) with
                    respect to an original Book-Entry
                    Note (or any portion thereof), its
                    Original Issue Date and (b) with
                    respect to any Book-Entry Note (or
                    portion thereof) issued subsequently
                    upon exchange of a Book-Entry Note or
                    in lieu of a destroyed, lost or
                    stolen Book-Entry Note, the most
                    recent Interest Payment Date to which
                    interest has been paid or duly
                    provided for on the predecessor Book-
                    Entry Note or Notes (or if no such
                    payment or provision has been made,
                    the Original Issue Date of the
                    predecessor Book-Entry Note or
                    Notes), regardless of the date of
                    authentication of such subsequently
                    issued Book-Entry Note.  No Book-
                    Entry Note shall represent any Note
                    issued in certificated form.

Identification:     The Company has arranged with the
                    CUSIP Service Bureau of Standard &
                    Poor's Corporation (the "CUSIP
                    Service Bureau") for the reservation
                    of approximately 900 CUSIP numbers
                    which have been reserved for and
                    relating to Book-Entry Notes and the
                    Company has delivered to the Trustee
                    and DTC a written list of such CUSIP
                    numbers.  The Trustee will assign
                    CUSIP numbers to Book-Entry Notes as
                    described below under Settlement
                    Procedure B.  DTC will notify the
                    CUSIP Service Bureau periodically of
                    the CUSIP numbers that the Trustee
                    has assigned to Book-Entry Notes.
                    The Trustee will notify the Company
                    at any time when fewer than 50 of the
                    reserved CUSIP numbers remain
                    unassigned to Book-Entry Notes, and,
                    if it deems necessary, the Company
                    will reserve additional CUSIP numbers
                    for assignment to Book-Entry Notes.
                    Upon obtaining such additional CUSIP
                    numbers, the Company will deliver a
                    list of such additional numbers to
                    the Trustee and DTC.

Registration:       Each Book-Entry Note will be
                    registered in the name of Cede & Co.,
                    as nominee for DTC, on the register
                    maintained by the Trustee under the
                    Indenture.  The beneficial owner of a
                    Note issued in book-entry form (i.e.,
                    an owner of a beneficial interest in
                    a Book-Entry Note) (or one or more
                    indirect participants in DTC
                    designated by such owner) will
                    designate one or more participants in
                    DTC (with respect to such Note issued
                    in book-entry form, the
                    "Participants") to act as agent for
                    such beneficial owner in connection
                    with the book-entry system maintained
                    by DTC, and DTC will record in book-
                    entry form, in accordance with
                    instructions provided by such
                    Participants, a credit balance with
                    respect to such Note issued in book-
                    entry form in the account of such
                    Participants.  The ownership interest
                    of such beneficial owner in such Note
                    issued in book-entry form will be
                    recorded through the records of such
                    participants or through the separate
                    records of such Participants and one
                    or more indirect participants in DTC.

Transfers:          Transfers of a Book-Entry Note will
                    be accomplished by book entries made
                    by DTC and, in turn, by Participants
                    (and in certain cases, one or more
                    indirect participants in DTC) acting
                    on behalf of beneficial transferors
                    and transferees of such Book-Entry
                    Note.

Exchanges:          The Trustee may deliver to DTC and
                    the CUSIP Service Bureau at any time
                    a written notice specifying (a) the
                    CUSIP numbers of two or more Book-
                    Entry Notes Outstanding on such date
                    that represent Book-Entry Notes
                    having the same Fixed Rate Terms
                    (other than Original Issue Dates) and
                    for which interest has been paid to
                    the same date; (b) a date, occurring
                    at least 30 days after such written
                    notice is delivered and at least 30
                    days before the next Interest Payment
                    Date for the related Notes issued in
                    book-entry form, on which such Book-
                    Entry Notes shall be exchanged for a
                    single replacement Book-Entry Note;
                    and (c) a new CUSIP number, obtained
                    from the Company, to be assigned to
                    such replacement Book-Entry Note.
                    Upon receipt of such a notice, DTC
                    will send to its participants
                    (including the Trustee) a written
                    reorganization notice to the effect
                    that such exchange will occur on such
                    date.  Prior to the specified
                    exchange date, the Trustee will
                    deliver to the CUSIP Service Bureau
                    written notice setting forth such
                    exchange date and the new CUSIP
                    number and stating that, as of such
                    exchange date, the CUSIP numbers of
                    the Book-Entry Notes to be exchanged
                    will no longer be valid.  On the
                    specified exchange date, the Trustee
                    will exchange such Book-Entry Notes
                    for a single Book-Entry Note bearing
                    the new CUSIP number and the CUSIP
                    numbers of the exchanged Book-Entry
                    Notes will, in accordance with CUSIP
                    Service Bureau procedures, be
                    canceled and not reassigned.

Denominations:      Notes issued in book-entry form will
                    be issued in denominations of $1,000
                    and any larger denomination which is
                    an integral multiple of $1,000.

Interest:           General.  Interest on each Note
                    issued in book-entry form will accrue
                    from the Original Issue Date of the
                    Book-Entry Note representing such
                    Note.  Each payment of interest on a
                    Note issued in book-entry form will
                    include interest accrued through the
                    day preceding, as the case may be,
                    the Interest Payment Date or
                    Maturity.  DTC will arrange for each
                    pending deposit message described
                    under Settlement Procedure C below to
                    be transmitted to Standard & Poor's,
                    which will use the information in the
                    message to include certain terms of
                    the related Book-Entry Note in the
                    appropriate daily bond report
                    published by Standard & Poor's.

                    Regular Record Dates.  The Regular
                    Record Date with respect to any
                    Interest Payment Date for a Note
                    shall be the fifteenth calendar day
                    (whether or not a business day)
                    preceding such Interest Payment Date.

                    Interest Payment Dates.  Interest
                    payments will be made on each
                    Interest Payment Date commencing with
                    the first Interest Payment Date
                    following the Original Issue Date to
                    the holders on the Record Date
                    preceding such Interest Payment Date;
                    provided, however, the first payment
                    of interest on any Note originally
                    issued between a Regular Record Date
                    and an Interest Payment Date will
                    occur on the Second Interest Payment
                    Date following the Original Issue
                    Date.

                    Interest payments on Notes issued in
                    book-entry form will be made
                    semiannually as specified in each
                    Note or Pricing Supplement and at
                    Maturity unless such day is not a
                    Business Day, in which case such
                    payment will be made on the next
                    Business Day.

Payments of         Payments of Interest Only.  Promptly
Principal and       after each Regular Record Date, the
Interest:           Trustee will deliver to the Company
                    and DTC a written notice specifying
                    by CUSIP number the amount of
                    interest to be paid on each Book-
                    Entry Note on the following Interest
                    Payment Date (other than an Interest
                    Payment Date coinciding with
                    Maturity) and the total of such
                    amounts.  DTC will confirm the amount
                    payable on each Book-Entry Note on
                    such Interest Payment Date by
                    reference to the daily bond reports
                    published by Standard & Poor's.  On
                    such Interest Payment Date, the
                    Company will pay to the Trustee, and
                    the Trustee in turn will pay to DTC,
                    such total amount of interest due
                    (other than at Maturity), at the
                    times and in the manner set forth
                    below under "Manner of Payment."

                    Payments at Maturity.  On or about
                    the 15th day of each month preceding
                    the month on which principal and
                    accrued interest is to be paid, the
                    Trustee will deliver to the Company
                    and DTC a written list of principal,
                    interest and premium, if any, to be
                    paid on each Book-Entry Note maturing
                    either at Stated Maturity or on a
                    Redemption Date in the following
                    month.  The Trustee, the Company and
                    DTC will confirm the amounts of such
                    principal and interest payments with
                    respect to a Book-Entry Note on or
                    about the fifth Business Day
                    preceding the Maturity of such Book-
                    Entry Note.  At such Maturity, the
                    Company will pay to the Trustee, and
                    the Trustee in turn will pay to DTC,
                    the principal amount of such Note,
                    together with interest and premium,
                    if any, due at such Maturity, at the
                    times and in the manner set forth
                    below under "Manner of Payment." If
                    any Maturity of a Book-Entry Note is
                    not a Business Day, the payment due
                    on such day shall be made on the next
                    succeeding Business Day and no
                    interest shall accrue on such payment
                    for the period from and after such
                    Maturity.  Promptly after payment to
                    DTC of the principal, interest and
                    premium, if any, due at the maturity
                    of such Book-Entry Note, the Trustee
                    will cancel such Book-Entry Note and
                    deliver it to the Company with an
                    appropriate debit advice.  On the
                    first Business Day of each month, the
                    Trustee will deliver to the Company a
                    written statement indicating the
                    total principal amount of Outstanding
                    Book-Entry Notes as of the
                    immediately preceding Business Day.

                    Manner of Payment.  The total amount
                    of any principal, premium, if any,
                    and interest due on Book-Entry Notes
                    on any Interest Payment Date or at
                    Maturity shall be transferred by the
                    Company to the Trustee to an account
                    designated by the Trustee in funds
                    available for use by the Trustee as
                    of 9:30 a.m., New York City time, on
                    such date.  The Company will confirm
                    such instructions in writing to the
                    Trustee.  Prior to 10:00 a.m., New
                    York City time, on such date or as
                    soon as possible thereafter, the
                    Trustee will pay (but only from funds
                    withdrawn from such account) by
                    separate wire transfer (using Fedwire
                    message entry instructions in a form
                    previously specified by DTC) to an
                    account at the Federal Reserve Bank
                    of New York previously specified by
                    DTC, in funds available for immediate
                    use by DTC, each payment of interest,
                    principal and premium, if any, due on
                    a Book-Entry Note on such date.
                    Thereafter on such date, DTC will
                    pay, in accordance with its SDFS
                    operating procedures then in effect,
                    such amounts in funds available for
                    immediate use to the respective
                    Participants in whose names such
                    Notes are recorded in the book-entry
                    system maintained by DTC.  Neither
                    the Company nor the Trustee shall
                    have any responsibility or liability
                    for the payment by DTC of the
                    principal of, or premium, if any, or
                    interest on, the Book-Entry Notes to
                    such Participants.

                    Withholding Taxes.  The amount of any
                    taxes required under applicable law
                    to be withheld from any interest
                    payment on a Note will be determined
                    and withheld by the Participant,
                    indirect participant in DTC or other
                    Person responsible for forwarding
                    payments and materials directly to
                    the beneficial owner of such Note.

Settlement          Settlement Procedures with regard to
Procedures:         each Note in book-entry form sold by
                    an Agent, as agent of the Company,
                    will be as follows:

                    A. The applicable Agent will advise
                       the Company by telephone
                       (confirmed in writing) or
                       telecopy of the following
                       settlement information:

                       1. Taxpayer identification number
                           of the purchaser.

                       2. Principal amount of the Note.

                       3. Interest rate and Interest
                           Payment Dates for the Notes.

                       4. Price to public of the Note.

                       5. Trade date.

                       6. Settlement Date (Original
                           Issue Date).

                       7. Maturity Date.

                       8. Net proceeds to the Company.

                       9. Agent's commission.

                       10. Redemption provisions, if any.

                    B. The Company will advise the
                       Trustee by electronic
                       transmission of the above
                       settlement information received
                       from such Agent with respect to
                       the Book-Entry Note representing
                       such Note.

                    C. The Trustee will assign a CUSIP
                       number to such Note and the
                       Trustee will communicate to DTC
                       through DTC's Participant
                       Terminal System, a pending
                       deposit message specifying the
                       following settlement information,
                       which will route such relevant
                       information to such Agent,
                       Standard & Poor's Corporation and
                       Interactive Data Corporation:

                       1. The information set forth in
                           Settlement Procedure A.

                       2. Identification numbers of the
                           participant accounts
                           maintained by DTC on behalf of
                           the Trustee and such Agent.

                       3. Identification as a Book-Entry
                           Note.

                       4. Initial Interest Payment Date
                           for such Note, number of days
                           by which such date succeeds
                           the related record dated for
                           DTC purposes and, if then
                           calculable, the amount of
                           interest payable on such
                           Interest Payment Date (which
                           amount shall have been
                           confirmed by the Trustee).

                       5. CUSIP number of the Book-Entry
                           Note representing such Note.

                       6. Whether such Book-Entry Note
                           represents any other Notes
                           issued or to be issued in book-
                           entry form.

                    D. The Trustee will complete a Book-
                       Entry Note representing such Note
                       in a form that has been approved
                       by the Company, such Agent and
                       the Trustee.

                    E. The Trustee will authenticate the
                       Book-Entry Note representing such
                       Note.

                    F. DTC will credit such Note to the
                       participant account of the
                       Trustee maintained by DTC.

                    G. The Trustee will enter an SDFS
                       deliver order through DTC's
                       Participant Terminal System
                       instructing DTC (i) to debit such
                       Note to the Trustee's participant
                       account and credit such Note to
                       the participant account of the
                       applicable Agent maintained by
                       DTC and (ii) to debit the
                       settlement account of such Agent
                       and credit the settlement account
                       of the Trustee maintained by DTC,
                       in an amount equal to the price
                       of such Note less such Agent's
                       commission.  Any entry of such a
                       deliver order shall be deemed to
                       constitute a representation and
                       warranty by the Trustee to DTC
                       that (i) the Book-Entry Note
                       representing such Note has been
                       issued and authenticated and (ii)
                       the Trustee is holding such Book-
                       Entry Note pursuant to the Medium
                       Term Note Certificate Agreement
                       between the Trustee and DTC.

                    H. The applicable Agent will enter
                       an SDFS deliver order through
                       DTC's Participant Terminal System
                       instructing DTC (i) to debit such
                       Note to such Agent's participant
                       account and credit such Note to
                       the participant account of the
                       Participants maintained by DTC
                       and (ii) to debit the settlement
                       accounts of such Participants and
                       credit the settlement account of
                       such Agent maintained by DTC, in
                       an amount equal to the public
                       offering price of such Note.

                    I. Transfers of funds in accordance
                       with SDFS deliver orders
                       described in settlement
                       Procedures G and H will be
                       settled in accordance with SDFS
                       operating procedures in effect on
                       the Settlement Date.

                    J. Upon receipt of such funds, the
                       Trustee will credit to an account
                       of the Company identified to the
                       Trustee funds available for
                       immediate use in the amount
                       transferred to the Trustee in
                       accordance with settlement
                       Procedure G.

                    K. The Trustee will send a copy of
                       each Book-Entry Note to the
                       Company together with a statement
                       setting forth the principal
                       amount of Notes Outstanding in
                       accordance with the Indenture.

                    L. The applicable Agent will confirm
                       the purchase of such Note to the
                       purchaser either by transmitting
                       to the Participant with respect
                       to such Note a confirmation order
                       through DTC's Participant
                       Terminal System or by mailing a
                       written confirmation to such
                       purchaser.

Settlement          For orders of Notes accepted by the
Procedures          Company, Settlement Procedures "A"
Timetable:          through "L" set forth above shall be
                    completed as soon as possible but not
                    later than the respective times (New
                    York City time) set forth below:

                    Settlement
                    Procedure          Time

                      A            11:00 a.m. on the trade date
                      B            12:00 noon on the trade date
                      C             2:00 p.m. on the trade date
                      D             3:00 p.m. on the Business Day before
                                    Settlement Date
                      E             9:00 a.m. on Settlement Date
                      F            10:00 a.m. on Settlement Date
                      G-H           2:00 p.m. on the Settlement Date
                      I             4:45 p.m. on Settlement Date
                      J-L           5:00 p.m. on Settlement Date

                    If a sale is to be settled more than
                    one Business Day after the trade
                    date, Settlement Procedures A, B, and
                    C may, if necessary, be completed at
                    any time prior to the specified times
                    on the first Business Day after such
                    sale date.  In connection with a
                    trade which is to be settled more
                    than one Business Day after the trade
                    date, Settlement Procedure I is
                    subject to extension in accordance
                    with any extension of Fedwire closing
                    deadlines and in the other events
                    specified in the SDFS operating
                    procedures in effect on the
                    Settlement Date.

                    If settlement of a Note issued in
                    book entry form is rescheduled or
                    canceled, the Trustee will deliver to
                    DTC, through DTC's Participant
                    Terminal System, a cancellation
                    message to such effect by no later
                    than 2:00 p.m., New York City time,
                    on the Business Day immediately
                    preceding the scheduled Settlement
                    Date.

Failure to Settle:  If the Trustee fails to enter an SDFS
                    deliver order with respect to a Book-
                    Entry Note issued in book-entry form
                    pursuant to Settlement Procedure G,
                    the Trustee may deliver to DTC,
                    through DTC's Participant Terminal
                    System, as soon as practicable a
                    withdrawal message instructing DTC to
                    debit such Note to the participant
                    account of the Trustee maintained at
                    DTC.  DTC will process the withdrawal
                    message, provided that such
                    participant account contains a
                    principal amount of the Book-Entry
                    Note representing such Note that is
                    at least equal to the principal
                    amount to be debited.  If withdrawal
                    messages are processed with respect
                    to all the Notes represented by a
                    Book-Entry Note, the Trustee will
                    mark such Book-Entry Note "canceled,"
                    make appropriate entries in its
                    records and send such canceled
                    Book-Entry Note to the Company.  The
                    CUSIP number assigned to such
                    Book-Entry Note shall, in accordance
                    with CUSIP Service Bureau procedures,
                    be canceled and not immediately
                    reassigned.  If withdrawal messages
                    are processed with respect to a
                    portion of the Notes represented by a
                    Book-Entry Note, the Trustee will
                    exchange such Book-Entry Note for two
                    Book-Entry Notes, one of which shall
                    represent the Book-Entry Notes for
                    which withdrawal messages are
                    processed and shall be canceled
                    immediately after issuance, and the
                    other of which shall represent the
                    other Notes previously represented by
                    the surrendered Book-Entry Note and
                    shall bear the CUSIP number of the
                    surrendered Book-Entry Note.

                    If the purchase price for any
                    Book-Entry Note is not timely paid to
                    the Participants with respect to such
                    Note by the beneficial purchaser
                    thereof (or a person, including an
                    indirect participant in DTC, acting
                    on behalf of such purchaser), such
                    Participants and, in turn, the
                    applicable Agent may enter SDFS
                    delivery orders through DTC's
                    Participant Terminal System reversing
                    the orders entered pursuant to
                    Settlement Procedures G and H,
                    respectively.  Thereafter, the
                    Trustee will deliver the withdrawal
                    message and take the related actions
                    described in the preceding paragraph.
                    If such failure shall have occurred
                    for any reason other than default by
                    such Agent to perform its obligations
                    hereunder or under the Distribution
                    Agreement, the Company will reimburse
                    such Agent on an equitable basis for
                    its loss of the use of funds during
                    the period when the funds were
                    credited to the account of the
                    Company.

                    Notwithstanding the foregoing, upon
                    any failure to settle with respect to
                    a Book-Entry Note, DTC may take any
                    actions in accordance with its SDFS
                    operating Procedures then in effect.
                    In the event of a failure to settle
                    with respect to a Note that was to
                    have been represented by a Book-Entry
                    Security also representing other
                    Notes, the Trustee will provide, in
                    accordance with Settlement Procedures
                    D and E, for the authentication and
                    issuance of a Book-Entry Note
                    representing such remaining Notes and
                    will make appropriate entries in its
                    records.

                    Nothing herein should be deemed to
                    require the Trustee to risk or expend
                    its own funds in connection with any
                    payment to the Company, or the
                    Agents, or DTC, or any Noteholder, it
                    being understood by all parties that
                    payments made by the Trustee shall be
                    made solely to the extent that funds
                    are provided to the Trustee for such
                    purpose.



              PART III: PROCEDURES FOR NOTES ISSUED
                      IN CERTIFICATED FORM

Denominations:      The Notes will be issued in
                    denominations of U.S. $1,000 and
                    integral multiples of U.S. $1,000 in
                    excess thereof.

Interest:           Each Note will bear interest in
                    accordance with its terms.  Interest
                    will begin to accrue on the Original
                    Issue Date of a Note for the first
                    interest period and on the most
                    recent interest payment date to which
                    interest has been paid for all
                    subsequent interest periods.  Each
                    payment of interest shall include
                    interest accrued to, but excluding,
                    the date of such payment.  However,
                    the first payment of interest on any
                    Note issued between a Record Date and
                    an Interest Payment Date will be made
                    on the Interest Payment Date
                    following the next succeeding Record
                    Date.  The Record Date for any
                    payment of interest shall be the
                    fifteenth calendar day (whether or
                    not a business day), prior to the
                    applicable Interest Payment Date.
                    Interest at Maturity will be payable
                    to the person to whom the principal
                    is payable.

                    Nothing herein should be deemed to
                    require the Trustee to risk or expend
                    its own funds in connection with any
                    payment to the Company, or the
                    Agents, or DTC, or any Noteholder, it
                    being understood by all parties that
                    payments made by the Trustee shall be
                    made solely to the extent that funds
                    are provided to the Trustee for such
                    purpose.

Payments of         Upon presentment and delivery of the
Principal and       Note, the Trustee will pay the
Interest:           principal amount of each Note at
                    Maturity and the final installment of
                    interest in immediately available
                    funds.  All interest payments on a
                    Note, other than interest due at
                    Maturity, will be made by check drawn
                    on the Trustee and mailed by the
                    Trustee to the person entitled
                    thereto as provided in the Note.
                    However, holders of $10 million or
                    more in aggregate principal amount of
                    Notes (whether having identical or
                    different terms and provisions) shall
                    be entitled to receive payments of
                    interest, other than at Maturity, by
                    wire transfer of immediately
                    available funds if appropriate wire
                    transfer instructions have been
                    received in writing by the Trustee
                    not less than 16 days prior to the
                    applicable Interest Payment Date.
                    Any payment of principal or interest
                    required to be made on an Interest
                    Payment Date or at Maturity of a Note
                    which is not a Business Day (as
                    defined below) need not be made on
                    such day, but may be made on the next
                    succeeding Business Day with the same
                    force and effect as if made on the
                    Interest Payment Date or at Maturity,
                    as the case may be, and no interest
                    shall accrue for the period from and
                    after such Interest Payment Date or
                    Maturity.

                    The Trustee will provide to the
                    Company in each month prior to a month
                    in which any Note or Notes mature, a
                    list of the principal and interest to
                    be paid on Notes maturing in the next
                    succeeding month.  The Trustee will be
                    responsible for withholding taxes on
                    interest paid as required by
                    applicable law, but shall be relieved
                    from any such responsibility if it
                    acts in good faith and in reliance
                    upon an opinion of counsel.

                    Notes presented to the Trustee at
                    Maturity for payment will be canceled
                    and held by the Trustee.

Settlement          Settlement Procedures with regard to
Procedures:         each Note purchased through an Agent,
                    as agent, shall be as follows:

                    A. The applicable Agent will advise
                       the Company by telephone
                       (confirmed in writing) or
                       telecopy of the following
                       Settlement information with
                       regard to each Note:

                       1. Exact name in which the Note is
                          to be registered (the
                          "Registered Owner").

                       2. Exact address or addresses of
                          the Registered Owner for
                          delivery, notices and payments
                          of principal and interest.

                       3. Taxpayer identification number
                          of the Registered Owner.

                       4. Principal amount of the Note.

                       5. Denomination of the Note.

                       6. Interest rate and Interest Payment
                          Date for the Note.

                       7. Price to public of the Note.

                       8. Trade date.

                       9. Settlement date (Original Issue
                          Date).

                      10. Maturity Date.

                      11. Net proceeds to the Company.

                      12. Agent's Commission.

                      13. Redemption provisions, if any.

                    B. The Company shall provide to the
                       Trustee the above Settlement
                       information received from such
                       Agent and shall cause the Trustee
                       to issue, authenticate and deliver
                       Notes.  The Company also shall
                       provide to the Trustee and/or
                       Agent a copy of the applicable
                       Pricing Supplement.

                    C. With respect to each trade, the
                       Trustee will deliver the Notes to
                       such Agent at the following
                       address:

                       If to A. G. Edwards & Sons, Inc.:

                       A. G. Edwards & Sons, Inc.
                       77 Water Street
                       6th Floor
                       New York, New York 10004
                       Attention: Carlos Velez
                       Telephone: (212) 952-7228
                       Telecopy:  (212) 952-6818

                       If to PaineWebber Incorporated:

                       PaineWebber Incorporated
                       1285 Avenue of the Americas
                       New York, New York 10019
                       Attention: David G. Zahka
                       Telephone: (212) 713-2960
                       Telecopy: (212) 247-0371


                       The Trustee will keep a copy of
                       such Note.  The applicable Agent
                       will acknowledge receipt of the
                       Note through a broker's receipt
                       and will keep a copy of such
                       Note.  Delivery of the Note will
                       be made only against such
                       acknowledgment of receipt.  Upon
                       determination that the Note has
                       been authorized, delivered and
                       completed as aforementioned, such
                       Agent will wire the net proceeds
                       of the Note after deduction of
                       its applicable commission to the
                       Company pursuant to standard wire
                       instructions given by the amount.

                       D. Such Agent will deliver the
                           Note (with confirmations), as
                           well as a copy of the
                           Prospectus and the Pricing
                           Supplement received from the
                           Trustee to the purchaser
                           against payment in immediately
                           available funds.

                       E. The Trustee will send a copy
                           of such Note to the Company.

Settlement          For offers accepted by the Company,
Procedures          Settlement Procedures "A" through "E"
Timetable:          set forth above shall be completed on
                    or before the respective times set
                    forth below:

                    Settlement
                    Procedure  Time
                      A        5:00 P.M. on the trade date
                      B        3:00 P.M. on the second
                               Business Day prior to
                               settlement
                      C        12:00 noon on day of
                               settlement
                      D        3:00 P.M. on day of
                               settlement
                      E        5:00 P.M. on day of
                               settlement


Failure to Settle:  In the event that a purchaser of a
                    Note from the Company shall either
                    fail to accept delivery of or make
                    payment for a Note on the date fixed
                    for settlement, the applicable Agent
                    will forthwith notify the Trustee and
                    the Company by telephone, confirmed
                    in writing, and return the Note to
                    the Trustee.  The Trustee, upon
                    receipt of the Note from such Agent,
                    will immediately advise the Company
                    and the Company will promptly arrange
                    to credit the account of such Agent
                    in an amount of immediately available
                    funds equal to the amount previously
                    paid by such Agent in settlement for
                    the Note.  Such credits will be made
                    on the settlement date if possible,
                    and in any event not later than the
                    Business Day following the settlement
                    date; provided that the Company has
                    received notice on the same day.  If
                    such failure shall have occurred for
                    any reason other than failure by such
                    Agent to perform its obligations
                    hereunder or under the Distribution
                    Agreement, the Company will reimburse
                    such Agent on an equitable basis for
                    its loss of the use of funds during
                    the period when the funds were
                    credited to the account of the
                    Company.  Immediately upon receipt of
                    the Note in respect of which the
                    failure occurred, the Trustee will
                    cancel and destroy the Note, make
                    appropriate entries in its records to
                    reflect the fact that the Note was
                    never issued, and accordingly notify
                    in writing the Company.



                                                   ANNEX III

          Pursuant to Section 4(l) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim financial statements;

          (iii) The unaudited selected financial information with respect to the results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited financial statements for five such fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (iv) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) the unaudited statements of income, balance sheets and statements of cash flows included or incorporated by reference in the Company's quarterly reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited statements of income, balance sheets and statements of cash flows included or incorporated by reference in the Company's annual report on Form 10-K for the most recent fiscal year;

          (B) any other unaudited statement of income and cash flow data, balance sheet items, per share and share data and selected financial data included in the Prospectus do not agree with the corresponding items in the unaudited or audited financial statements from which such data and items were derived, or that any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included or incorporated by reference in the Company's annual reports on Form 10-K for the three most recent fiscal years;

          (C) any unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's annual report on Form 10-K for the most recent fiscal year;

          (D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the date of the most recent unaudited financial statements not included in the Prospectus there were any decreases in the amount of the Company's retained earnings available for the payment of dividends or in net revenues, income from operations before provision for income taxes or operating profit or the total or per share amounts of income before extraordinary items or net income, or any decreases in the ratios of income from continuing operations before provision for income taxes or net income to revenues, or any increases in the ratios of selling and administrative expense or interest expense to revenues, in each case as compared to the average monthly period for the three months constituting the latest quarter for which a balance sheet is included or incorporated by reference in the Prospectus, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur; or

          (E) as of a specified date not more than five days prior to the date of such letter, there have been any decrease in the capital stock (other than issuances of capital stock upon conversions of convertible securities which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Pro-spectus) or any increase in the long-term debt of the Company, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases, which the Prospectus discloses have occurred or may occur; and

          (v) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs
(iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

          All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(l) thereof.


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